Exhibit 99.1

[HERITAGEBANC, INC. LETTERHEAD]

Dear Fellow Shareholder:

On November 5, 2007, HeritageBanc, Inc. (“HeritageBanc”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Old Second Bancorp, Inc. (“Old Second”) and Old Second Acquisition, Inc. (“Merger Sub”), pursuant to which Merger Sub would merge with and into HeritageBanc (the “Merger”).  If the Merger is completed, for each share of HeritageBanc common stock, par value $20.00 per share (“HeritageBanc Common Stock”), that you own, you will have the right to receive merger consideration as set forth in the Merger Agreement and described in the proxy statement/prospectus that was mailed to you on or about December 28, 2007 (the “Proxy Statement”).  Pursuant to the Merger Agreement, you may make an election to receive your consideration in cash, shares of Old Second common stock, par value $1.00 per share (“Old Second Common Stock”), or a combination thereof, subject to proration procedures designed to ensure that, on an aggregate basis, 50% of the shares of HeritageBanc Common Stock that were outstanding at the time of the Merger are converted into the right to receive cash and 50% are converted into the right to receive Old Second Common Stock.  These proration procedures are discussed in detail in the Proxy Statement.  Subject to shareholder approval, regulatory approvals and other closing conditions, we anticipate that the Merger will be completed in February 2008.

If you want to elect the form of your merger consideration, you must return the following enclosed documents to LaSalle Bank National Association (the “Exchange Agent”) by 5:00 p.m., Chicago Time, on February 1, 2008 (the “Election Deadline”): (1) a completed and signed election form (blue form) (“Election Form”); and (2) a completed and signed letter of transmittal (yellow form) (“Letter of Transmittal”).  The Election Form allows you to make an election as to the form of consideration you would like to receive, but even if you make an election, the form of merger consideration you actually receive will likely be adjusted to meet the 50% stock and 50% cash requirement described above and in more detail in the Proxy Statement.  You should carefully review the Proxy Statement before making an election.

If you do not properly make an election, you will be allocated cash and stock so as to meet the 50% stock and 50% cash requirement.  For an election to be validly made and before the Exchange Agent can issue merger consideration following the completion of the Merger, the Exchange Agent must also receive a properly completed and executed Letter of Transmittal, accompanied by the certificates representing the shares of HeritageBanc Common Stock being surrendered in the Merger.

Please carefully read and complete the Election Form and the Letter of Transmittal included in this package, and return the completed documents in the enclosed pre-addressed envelope to the Exchange Agent.  Instructions on how to complete these documents are also enclosed.  Again, if you wish to make an election, you must return the Election Form and Letter of Transmittal to the Exchange Agent by February 1, 2008.  If you have any questions, please feel free to contact me at (815) 361-6415.

Sincerely,

Patrick J. Roe

President

Additional Information and Where to Find It

On December 19, 2007, Old Second filed a registration statement on Form S-4, including a preliminary proxy statement/prospectus constituting a part thereof, with the Securities and Exchange Commission containing information about Old Second’s proposed merger with HeritageBanc.  On December 28, 2007, Old Second filed the final proxy statement/prospectus on Form 424B2 with the Securities and Exchange Commission.  Shareholders are urged to read the registration statement and final proxy statement/prospectus filed with the Securities and Exchange Commission, and any other relevant materials filed or that will be filed, as they become available, because they will contain important information about Old Second, HeritageBanc and the proposed merger.  The final proxy statement/prospectus was first mailed to stockholders of HeritageBanc on or about December 28, 2007.  Investors and security holders may obtain a free copy of the final proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov.  The documents filed by Old Second may also be obtained free of charge from Old Second by requesting them in writing at Old Second Bancorp, Inc., Attention: Investor Relations, 37 S. River Street, Aurora, Illinois 60506, Phone: (630) 892-0202, or on Old Second’s website at www.o2bancorp.com.

Participants in the Solicitation

Old Second, HeritageBanc and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of HeritageBanc with respect to the transactions contemplated by the proposed merger.  Information regarding Old Second’s officers and directors is included in Old Second’s proxy statement for its 2007 annual meeting of shareholders filed with the Securities and Exchange Commission on March 15, 2007.  A description of the interests of the directors and executive officers of HeritageBanc in the merger is set forth in the registration statement and the proxy statement/prospectus filed with the Securities and Exchange Commission.